Exhibit 99.1

Royal Caribbean Group announces entry into exchange agreements with certain holders of its outstanding 6.000% convertible senior notes due 2025

MIAMI – March 13, 2025 – Royal Caribbean Cruises Ltd.(NYSE: RCL) (the “Company”) today announced that it has entered into exchange agreements with a limited number of existing holders (the “Noteholders”) of its 6.000% Convertible Senior Notes due 2025 (the “2025 Notes”) in exchange for a combination of cash and shares of the Company’s common stock (the “Exchange Consideration”). The Exchange Consideration will be determined based upon the volume-weighted average price per share of the Company’s common stock during a one trading day averaging period commencing on March 13, 2025. The cash portion of the Exchange Consideration will represent the par amount of the 2025 Notes being repurchased and the actual number of shares of the Company’s common stock comprising the Exchange Consideration will be determined after the averaging period based on trading prices of the Company’s common stock. The Company intends to fund the cash portion of the Exchange Consideration with liquidity on-hand, with the remaining amounts due settled in shares.

The 2025 Notes to be exchanged represent approximately $200 million of the outstanding principal amount thereof. Following the exchange, approximately $123 million in aggregate principal amount of the 2025 Notes will remain outstanding. The exchange transactions are expected to close on March 18, 2025, and to reduce the Company’s weighted average shares outstanding on a fully diluted basis.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Special Note Regarding Forward-Looking Statements

Certain statements in this press release relating to, among other things, the exchange agreements and the transactions contemplated thereby constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding the Exchange Consideration and the expected timing of the exchange transactions. Words such as “anticipate,” “believe,” “considering,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would” and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause the Company’s actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the following: the impact of the economic and geopolitical environment on key aspects of the Company’s business, such as the demand for cruises, passenger spending and operating costs; changes in operating costs; the unavailability or cost of air service; disease outbreaks and increased concern about the risk of illness on the Company’s ships or when traveling to or from the Company’s ships, which could cause a decrease in demand, guest cancellations and ship redeployments; incidents or adverse publicity concerning the Company’s ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; the effects of weather, climate events and/or natural disasters on the Company’s business; risks related to the Company’s sustainability activities; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; unavailability of ports of call; vacation industry competition and increase in industry capacity and overcapacity; inability to manage the Company’s cost and capital allocation strategies; the uncertainties of conducting business globally and expanding into new markets and new ventures, including potential acquisitions; issues with travel advisers that sell and market the Company’s cruises; reliance on third-party service providers; potential unavailability of insurance coverage; the risks and costs related to cyber security attacks, data breaches, protecting the Company’s systems and maintaining data integrity and security; uncertainties of a foreign legal system as the Company is not incorporated in the United States; the Company’s ability to obtain sufficient financing or capital to fund the Company’s capital expenditures, operations, debt repayments and other financing needs; the Company’s expectation and ability to pay a cash dividend on the Company’s common stock in the future; changes to the Company’s dividend policy; growing anti-tourism sentiments and environmental concerns; changes in U.S. or other countries’ foreign travel policy; impact of new or changing legislation and regulations (including environmental regulations) or governmental orders on the Company’s business; fluctuations in foreign currency exchange rates, fuel prices and interest rates; further impairments of the Company’s goodwill, long-lived assets, equity investments and notes receivable; an inability to source the Company’s crew or the Company’s provisions and supplies from certain places; the Company’s ability to recruit, develop and retain high quality personnel; and pending or threatened litigation, investigations and enforcement actions.

Forward-looking statements should not be relied upon as predictions of actual results. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Royal Caribbean Group

Royal Caribbean Group (NYSE: RCL) is a vacation industry leader with a global fleet of 67 ships across its five brands traveling to all seven continents. With a mission to deliver the best vacations responsibly, Royal Caribbean Group serves millions of guests each year through its portfolio of best-in-class brands, including Royal Caribbean International, Celebrity Cruises and Silversea; and an expanding portfolio of land-based vacation experiences through Perfect Day at CocoCay and Royal Beach Club collection. The company also owns 50% of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises.

Investor Relations contact: Blake Vanier

Email: bvanier@rccl.com

Media contact: Melissa Castro

Email: corporatecommunications@rccl.com